UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2013

Cole Real Estate Income Strategy (Daily NAV), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-186656 (1933 Act)	27-3147801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
As previously reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2013, the board of directors of Cole Real Estate Income Strategy (Daily NAV), Inc. (the “Company”) previously authorized a daily distribution of $0.002429042 per share (the “Daily Distribution Amount”) for stockholders of record as of the close of business on each day of the period commencing on July 1, 2013 and ending on September 30, 2013. On August 26, 2013, the Company filed its Second Articles of Amendment and Restatement (the “Amended Charter”), as previously approved by the Company’s stockholders, with the Maryland State Department of Assessment and Taxation. Among other things, the Amended Charter (i) created two new classes of the Company’s common stock, Advisor Class shares (“A Shares”) and Institutional Class shares (“I Shares”), and (ii) renamed and reclassified shares of the Company’s common stock outstanding prior to August 26, 2013 as Wrap Class shares. In connection with filing the Amended Charter, the Company’s board of directors has authorized, beginning on the date either A Shares or I Shares are first issued and ending on September 30, 2013 (the “Distribution Period”), adjusting the Daily Distribution Amount for each class of outstanding common stock based on the relative net asset value of the various classes each day so that, from day to day, distributions constitute a uniform percentage of the net asset value per share of all classes. As a result, from day to day the per share daily distribution for each outstanding class of common stock may be higher or lower than $0.002429042 per share based on the relative net asset value of each class of common stock on that day. During the Distribution Period, the distributions will be payable to stockholders of record as of the close of business on each day of the period and the distributions will continue to be paid monthly in arrears.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2013	COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Senior Vice President of Accounting
Principal Accounting Officer